UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016 (October 10, 2016)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Background

On January 15, 2015, the Quantum Materials Corp. (the “Company”) entered into an Amended and Restated Subscription Agreement (the “2015 Agreement”) by and among the Company, Carson Diversified Investments LP (“Carson Diversified”), and Carson Haysco Holdings LP (“Carson Haysco” and collectively with Carson Diversified, the “Holders”.) Pursuant to the 2015 Agreement, the company issued (i) convertible debentures to Carson Haysco in the principal amount of $250,000 due on or before January 15, 2017 (the “Maturity Date”) and (ii) convertible debentures to Carson Diversified in the principal amount of $250,000 due on or before the Maturity Date (collectively, the “2015 Convertible Debentures”).

Also pursuant to the 2015 Agreement, the Company issued (i) a common stock purchase warrant pursuant to which the Company granted Carson Haysco the right and option to purchase up to 3,125,000 shares at an exercise price of $0.06 (the “2015 Carson Haysco Warrant”) through January 15, 2017 and (ii) a common stock purchase warrant pursuant to which the Company granted Carson Diversified the right and option to purchase up 3,125,000 shares at an exercise price of $0.06 through January 15, 2017 (the “2015 Carson Diversified Warrant’’, and together with the 2015 Carson Haysco Warrant, the “2015 Warrants”).

The Company had also previously issued (i) a common stock purchase warrant pursuant to which the Company granted Carson Haysco the right and option to purchase up to 2,500,000 shares at an exercise price of $0.06 (the “2014 Carson Haysco Warrant”) through December 31, 2016 and (ii) a common stock purchase warrant pursuant to which the Company granted Carson Diversified the right and option to purchase up 2,500,000 shares at an exercise price of $0.06 through December 31, 2016(the “2014 Carson Diversified Warrant’’, and together with the 2014 Carson Haysco Warrant, the “2014 Warrants”).

New Agreement

The Company and the Holders on October 10, 2016, entered into an Agreement (The “2016 Agreement”) to (i) amend the 2015 Convertible Debentures to extend the Maturity Date, (ii) to amend the 2014 Warrants to permit the cashless exercise of 1,250,000 Shares by each of the Holders and to terminate the 2014 Warrants upon the cashless exercise, and (iii) to exercise the 2015 Warrants with cash settlement.

1. Amendment to 2015 Convertible Debentures. The Maturity Date of the 2015 Convertible Debentures is extended to January 15, 2018 with all other terms and provisions thereof remaining in full force and effect.

2. Amendment to 2014 Warrants; Termination of Remaining 2014 Warrants. The Company agreed to the following for each of the Holders: (i) the issuance of 1,250,000 shares (one-half) of the 2,500,000 shares pursuant to each of the 2014 Warrants in exchange for the cancellation of the remaining 1,250,000 shares of the 2014 Warrants with such 1,250,000 Shares to be issued upon receipt of the warrant exercise form. The Company and the Holders agree that the cashless exercise is the full and complete exercise of the 2014 Warrants.

3. Exercise of 2015 Warrants. Each of the Holders elected to exercise the respective 2015 Warrants, at the stated exercise price of $0.06 per share, for $187,500 and an aggregate purchase price of $375,000 (the “2015 Warrant Purchase Price”) for both of the 2015 Warrants, and the Company agreed to issue 3,125,000 to each of the Holders upon receipt of (i) the 2015 Warrant Purchase Price and (ii) the subscription forms attached to the respective 2015 Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Amended and Restated Subscription Agreement dated January 15, 2015 by and among Quantum Materials Corp., Carson Diversified Investments, LP and Carson Haysco Holdings, LP.

10.2	Agreement dated October 10, 2016 by and among Quantum Materials Corp., Carson Diversified Investments, LP and Carson Haysco Holdings, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: October 14, 2016	/s/ Craig Lindberg
CRAIG LINDBERG

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